Exhibit 10.1

Mr. Peter Warwick

Scholastic Corporation

557 Broadway

New York, NY 10012

January 25, 2024

Dear Peter:

With reference to Section 2 of the Amended and Restated Employment Agreement by and between Scholastic Corporation and Peter Warwick which became effective as of August 1, 2021 (the “Agreement”), as amended by the First Amendment to Amended and Restated Employment Agreement dated October 4, 2023 (the “First Amendment”), this letter will evidence the mutual agreement of Scholastic Corporation and you to extend the Term (as defined in the First Amendment) of the Agreement, as so amended by the First Amendment, for an additional one year period, namely from August 1, 2024 through July 31, 2025.

If you are in agreement with the foregoing, kindly sign both copies of this letter and return one copy to Cristina Juvier, retaining the other copy for your records.

We are delighted that you will be continuing to serve as the Company’s Chief Executive Officer and President.

Very truly yours,

Scholastic Corporation

By:	/s/ Cristina Juvier
Cristina Juvier
Chief People Officer
Scholastic Corporation

Accepted and Agreed:

/s/ Peter Warwick
Peter Warwick
Chief Executive Officer and President
Scholastic Corporation